Exhibit 10.14
                              Lease of Tinian Land

                                      382
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                                                 (FOR RECORDER'S USE ONLY)


                                                       LEASE


         This Lease (the "Lease"), is made and entered into as of the ____ day of __________, 1998 by and between the Commonwealth Utilities Corporation, a Commonwealth of the Northern Mariana Islands public corporation, hereinafter referred to as "Lessor", and Telesource CNMI, Inc., a Commonwealth of the Northern Mariana Islands private corporation, hereinafter referred to as "Lessee".

                                                     Recitals

         Whereas, Lessor is the current owner of a fee interest in certain real property (the "Premises") located in Tinian, Commonwealth of the Northern Mariana Islands; and

         Whereas, in 1997, Lessor and Lessee entered into a contract, more particularly described as Contract No. CUC-PG-97-C057, pursuant to which Lessee agreed to build a fully operational 10 Megawatt ("MW") expandable Power Plant (the "Plant") on the Island of Tinian; and

         Whereas, Lessor desires to have the Plant built on the Premises and to ultimately own and operate the Plant; and

         Whereas, Lessee desires and is willing, in accordance with Contract No. CUC-PG-97-C057, to design and construct the Plant; procure all necessary equipment and materials; initially own, maintain and operate the Plant; provide for training and start-up of the Plant; and transfer ownership of the Plant to Lessee;





                                                    WITNESSETH:

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         NOW THEREFORE, In consideration of the rent hereinafter reserved and of the covenants herein contained to be observed and performed, Lessor does hereby demise and let unto Lessee, and Lessee does hereby lease from Lessor, the real property described in section 1:

1)       Description of Premises.

         The Premises consists of improved and/or unimproved real property, lying and being situated in Tinian, Commonwealth of the Northern Mariana Islands, more particularly hereinafter described, together with Lessor's easements and appurtenances in adjoining and adjacent land, highways, roads, streets, lanes, whether public or private, reasonably required for the installation, maintenance, operation and service of sewer, water, gas, power and other utility lines and for driveways and approaches to and from abutting highways or streets for the use and benefit of the following described parcel(s) of real property, including any improvements now or hereinafter situated thereon:

                  Lot No. 082 T 01, containing an area of 20,000 square meters, more or less, as shown on DLS Check No. 082 T 00, filed with the Commonwealth Recorder's Office as File No. 98-894 on March 30, 1998.

         The above-described parcel(s) of real property, together with any existing improvements and/or improvements subsequently erected thereon during the term of this Lease and the appurtenances and other incidents associated therewith are collectively referred to in this Lease as the "Premises".

2) Lessor's Warranties of Title.

         Lessor represents, warrants and covenants that it owns the Premises and possesses all right and authority to enter into this Lease for the purposes set forth herein.

3) Lessor's Warranty of Quiet Enjoyment.

         Lessor covenants and agrees that Lessor shall, upon the commencement date of the term of this Lease as hereinafter set forth, place Lessee in quiet possession of the Premises and that Lessee, upon paying the rent and other charges herein provided for and observing and keeping the covenants, conditions, and terms of this Lease on Lessee's part to be kept or performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation by Lessor or any other person claiming by, through or under Lessor.

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4) Incorporation by Reference.

         The terms and conditions of Contract No. CUC-PG-97-C057 are hereby incorporated by reference into this Lease with the same force and effect as if fully set forth herein.

5) Term.

         The term of this Lease shall commence (the "Commencement Date") upon execution of this Lease and shall terminate on the date that Lessee turns over all title and interest in the Plant to Lessor in accordance with the provisions of Contract No. CUC-PG-97-C057. Under no circumstances, however, shall the term of this Lease continue beyond a period of twenty-five (25) years from the Commencement Date.

6) Rental and Time for Payment of Rental.

           Upon execution of this Lease, Lessee shall pay Lessor One Hundred Dollars ($100.00) as rent for the entire term of this Lease. No other sums shall be due and owing by Lessee to Lessor except as stated herein.

7) Utilities and Charges.

         Lessee will pay all charges for water, electricity, telephone and other utilities used upon the Premises during the term of this Lease.

8) Fire and Casualty Insurance.

         Lessee shall keep all improvements erected on the Premises insured against loss or damage by fire or other casualty in accordance with Section 17.4 of Contract No. CUC-PG-97-C057

9) Use of Premises.

         Lessee intends to erect a fully operational 10 MW expandable Power Plant on the Premises.

                                      385
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10)      Removal of Improvements, Soil, Etc. Not to Constitute Waste;
   Crossing Boundaries.

         Lessee shall have the right at any time during the term of this Lease to alter, demolish or remove any and all improvements on the Premises so long as such action does not violate the terms of Contract No. CUC-PG-97-C057. Lessee shall also have the right in connection with any development of the property to remove vegetation and to excavate and to remove sand, soil, and other materials from the Premises. In no event shall any such action constitute waste and the Lessor hereby releases Lessee from any obligation to restore the Premises to the condition existing upon the commencement date of this Lease. Lessee may also build, alter, demolish or remove improvements which cross one or more boundary lines of the Premises, provided that Lessee first obtains any required governmental or regulatory approval. Lessor agrees to join, assist and cooperate with Lessee in applying for any such required approval at Lessee's expense.

11)      Assignability and Subleasing - Consent Required

         Lessee may not assign this Lease or any part hereof nor sublet all or a portion of the Premises without the written consent of the Lessor. Such consent when requested shall not be unreasonably withheld or delayed.

12)      Condemnation.

         If the entire Premises shall be taken by any lawful authority under the power of eminent domain then this Lease shall terminate. Eminent domain proceedings resulting in the condemnation of a part of the Premises, but leaving the remaining Premises usable by Lessee for the purposes described herein, will not terminate this Lease unless Lessee, at its option, terminates the Lease by giving written notice of termination to Lessor. Any condemnation award shall be apportioned between Lessor and Lessee as may be provided by law at the time of the execution of this Lease, except that Lessee shall be entitled to the entire award made with respect to the improvements on the Premises.

13)      Unavoidable Delay--Force Majeure.

         If either party shall be delayed or prevented from the performance of any act required by this Lease by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, or other cause, without fault and beyond the reasonable control of the party obligated (financial inability excepted) performance of such act shall be excused for the period of the delay; provided, however, nothing in this section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee except as may be expressly provided elsewhere in this Lease.

                                      386
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14)      Termination.

         If Contract No. CUC-PG-97-C057 is terminated for any reason, then this Lease shall terminate as well.

15)      Gender.

         The use of any gender shall include any and all genders and the use of any number shall be construed as singular or plural, as the case may be.

16)      Paragraph Headings.

         The headings of paragraphs herein are inserted only for convenience and reference and shall in no way define or limit the scope or intent of any provision of this Lease.

17)      Successors and Assigns.

         This Lease shall inure to the benefit of and be binding upon all of the parties hereto and their respective successors and assigns.

18)      Counterparts.

         This Lease may be executed in several counterparts each of which shall be deemed an original but all of which shall constitute one and the same agreement, which shall be binding upon all parties hereto notwithstanding that all of the parties are not signatories to the same counterpart.

19)               Computation of Time.

         The time in which any act provided by this Lease is to be done is computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday, or holiday, and then it is also excluded. The term "holiday" shall mean all holidays specified by the laws of the Commonwealth of the Northern Mariana Islands or declared by executive authority.

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20)      Conditions and Covenants.

         All the provisions of this Lease shall be deemed as running with the land, and construed to be "conditions" as well as "covenants" as though the word specifically expressing or imparting covenants and conditions were used in separate provisions. Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the force and effect as though framed in the form of express covenants on the part of the party obligated.

21)      No Waiver of Breach.

         No failure by either Lessor or Lessee to insist upon the strict performance by the other of any covenant, agreement, term, or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or such covenant, agreement, term, or condition. No waiver of any breach shall affect or alter this Lease but each and every covenant, condition, agreement and the term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

22)      Time of the Essence.

         Time is of the essence of this Lease, and of each provision.

23)      Entire Agreement.

         This Lease, together with any exhibits or documents identified or referred to herein, contains the entire agreement of the parties with respect to the matters covered herein as of the date of execution hereof, and no other agreement, statement, or promise made by any party, or to any employee, officer, or agent of any party prior in time to the date of this Lease shall be binding or valid.

24)      Attorneys' Fees.

         In the event either party shall bring any action or proceeding for damages on alleged breach of any provisions of this Lease, to recover rents, or to enforce, protect or establish any right or remedy hereunder, then the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees incurred and court costs.

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25)      Modification.

         This Lease is not subject to modification except in writing, duly signed by the parties to be charged thereunder.

26)      Effect of Partial Invalidity/Severability.

         If for any reason whatsoever any of the provisions herein shall be unenforceable or ineffective, the same shall be deemed severable from the remainder hereof and shall in no way impair the validity of this Lease, and the remaining provisions shall be and otherwise remain in full force and effect.

27)      Governing Law.

         The laws of the Commonwealth of the Northern Mariana Islands shall govern the validity, construction and effect of this Lease.

28)      Remedies Cumulative.

         The various rights, options, elections or remedies of Lessor and Lessee, respectively, contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any other right, priority or remedy allowed or provided for by law or in equity and not expressly waived in this Lease.

29)      Covenant to Execute Additional Instruments.

         The parties agree to execute and deliver any instruments in writing necessary to carry out the agreement, term, condition, or assurance in this Lease whenever the occasion shall arise and request for such instruments shall be made.

30)      No Third Party Beneficiary.

         Except as otherwise provided elsewhere herein, this Lease and all rights hereunder are intended for the sole benefit of the parties hereto and shall not imply or create any rights on the part of, or obligations to, any other entity or individual not a party to this Lease.




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         IN WITNESS WHEREOF,  the parties have executed this Lease as of the day and year first above written.


LESSOR:

COMMONWEALTH UTILITIES CORPORATION


By:

Name:

Its:






LESSEE:

TELESOURCE CNMI, INC.


By:

Name:

Its:





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                                  A C K N O W L E D G M E N T S

COMMONWEALTH OF THE                 )
NORTHERN MARIANA ISLANDS   )
                                                                       ) ss:
SAIPAN                                                                 )

         ON THIS day of , 19 , before me, a notary public in and for the Commonwealth of the Northern Mariana Islands, personally appeared ________________, known to me to be the of the Commonwealth Utilities Corporation, whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and considerations contained therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.




                                      (official signature and seal of notary)




COMMONWEALTH OF THE                 )
NORTHERN MARIANA ISLANDS   )
                                                                      ) ss:
SAIPAN                                                                )

         ON THIS day of , 19 , before me, a notary public in and for the Commonwealth of the Northern Mariana Islands, personally appeared , known to me to be the of Telesource CNMI, Inc., whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same on behalf of said corporation, in such capacity, being fully authorized to do so, and for the purposes and considerations contained therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.




                                      (official signature and seal of notary)



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